UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

August 24, 2022

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd., Suite 100

Brisbane, CA 94005

(Address of Principal Executive Offices and zip code)

(800) 304-9888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective August 24, 2022, the Registrant entered into a Settlement and Investment Agreement (the “Agreement”) with Cytovance Biologics, Inc. (“Cytovance”) pursuant to which the Registrant and Cytovance agreed to modify the payment terms under certain Scopes of Work (the “SOWs”) issued under that certain Master Services Agreement with an effective date of October 5, 2020 between the Registrant and Cytovance. In consideration for the foregoing modification, Cytovance will undertake the work under the SOWs, Change Orders with respect thereto and all other documentation relevant thereto (including to be negotiated Change Orders) required to facilitate the Registrant filing its investigational new drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for to its GTB-3650 product no later than March 31, 2023, and the filing of its IND application with the FDA for its GTB-5550 product no later than June 30, 2023, in each case provided that all materials are available and there are no supply chain disruptions, delays attributable to the Registrant or other delays outside of Cytovance’s control. The parties also agreed to release each other from claims for acts or omissions arising prior to the effectiveness of the Agreement.

The Registrant will issue 1,222,281 shares of its common stock in satisfaction of $3,251,267.75 of outstanding invoices, and will pay $3,251,267.75 of outstanding invoices in cash over a period of three months. The Registrant will pay future invoices 50% in cash and 50% through the issuance of shares of its common stock (at a per share price based on the closing price of the Registrant’s common stock on the date of issuance), except that the Registrant will pay all materials invoices in cash, and will pay stability milestone invoices in cash up to an aggregate amount of $100,000.00, with the difference paid through the issuance of shares of the Registrant’s common stock. The Registrant may increase (by 5% per week for a total of 90% (inclusive of the 50% payable through the issuance of shares of the Registrant’s common stock)) the portion of future invoices paid through the issuance of shares of the Registrant’s common stock in the event that Cytovance fails to deliver products, components and/or materials as required by the delivery schedules set forth in applicable Change Orders contemplated under the Agreement, provided that all raw materials are available as targeted and there are no supply chain disruptions, delays attributable to the Registrant or other delays outside of Cytovance’s control.

The Agreement limits Cytovance’s ownership of shares of the Registrant’s common stock to 4.9% of the outstanding shares of the Registrant’s common stock. In the event any shares of the Registrant’s common stock issuable to Cytovance would exceed the foregoing beneficial ownership limitation, the Registrant will issue such shares on a quarterly basis to the extent it may issue such shares without exceeding the beneficial ownership limitation until all such shares are issued. The Registrant also agreed to certain covenants with a view to making available to Cytovance the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended, provided that Cytovance has agreed to limit its daily resale of eligible shares to the lesser of 50,000 shares or one-third of the average daily trading volume for the week preceding the proposed sale.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: August 30, 2022	By:	/s/ Manu Ohri
Manu Ohri
Chief Financial Officer

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